MID ATLANTIC MEDICAL SERVICES, INC.

                      Plan for Deferral of Directors' Fees

1. Purpose.

This Plan for the Deferral of Directors' Fees, adopted by Mid Atlantic Medical Services, Inc., Rockville, Maryland (the "Company") is for the purpose of permitting members of its Board of Directors to defer the receipt of fees for services as a Director, and as a member of any and all committees of the Board of Directors.

2. Eligibility.

Any Director who is serving on the Board at the effective date of this Plan or who is hereafter elected or appointed to membership on the Board of Directors of the Company, may elect to defer receipt of either all or one-half of his/her future Directors' fees, and to receive such deferred fees, together with earnings thereon, at the time and in the manner hereafter provided, subject to all the terms and conditions of this Plan.

3. Election to Defer.

Election to defer Directors' fees shall be made by written election on a form provided by the Company, which shall be filed with the Secretary of the Company on or before December 31 of any year. Such election shall be effective with respect to Directors' fees earned for services performed during the following calendar year, except for the year 2000 wherein if an election form is filed with the Secretary of the Company within sixty (60) days of the effective date of the plan, such election shall be effective with respect to fees earned by him/her for services performed in the year 2000 but subsequent to the date of filing of his/her election. However, if a newly-elected or appointed Director files an election within sixty (60) days after becoming a Director, his/her election may be made effective with respect to fees earned by him/her for services performed in the same calendar year but subsequent to the date of filing of his/her election.

4. Amount of Deferral.

At the time he makes his/her election, the Director shall:

    a. Indicate whether the deferral shall apply to all or to one-half of his/her Directors' fees;

    b. Specify the payment date selected in accordance with paragraph 7 hereof; and

    c. Specify the method of payment selected in accordance with paragraph 8 hereof. Such election and all the terms thereof shall be irrevocable with respect to Directors' fees earned while that election is in effect.




5. Duration and Termination.

Any Election to Defer Directors' Fees shall continue in effect indefinitely from year to year so long as the Director continues as a Director of the Company. A Director may terminate his/her election at any time by written notice filed with the Secretary of the Company, which shall only be effective with respect to fees earned for services performed subsequent to such notice of termination. A Director may elect to change the portion of fees to be deferred, or change his/her selection of the payment date or method of payment by filing a Revised Election with the Secretary of the Company on or before December 31 of any year. Such Revised Election shall apply with respect to Directors' Fees earned for services performed during the following calendar year and thereafter. No change of date of payment or method of payment shall apply to fees deferred under a prior election.

6. Earnings.

Each amount of deferred compensation shall accrue earnings from the date of deferral. Earnings shall accrue at the prime rate as periodically adjusted and published in the Wall Street Journal. All such earnings shall be deemed to be deferred compensation to be distributed in accordance with the terms and in the manner set forth in this Agreement.

7. Time of Payment.

The balance of a Directors' deferred fees shall become payable either:

    a. On the first of January next following the date he ceases to be a Director; or

    b. On the first day of January next following the Director's 65th birthday; and

    c. On the first day of January next following the date of either the Director's 65th birthday and the date he ceases to be a Director, whichever is later, as the Director shall specify at the time he makes his/her Election to Defer.

8. Installment Payments.

When the balance of a Director's deferred fees becomes payable, such balance shall be paid in a series of approximately equal installments, payable annually or quarterly over a five-year or ten-year period or the life expectancy of the Director in accordance with the mortality table in effect for actuarial equivalence under the Company Pension Plan, as the Director shall specify at the time he makes his/her Election to Defer. During the time that such balance of deferred fees is being paid in installments, earnings shall continue to be credited on the unpaid balance as provided in paragraph 6 hereof and until the entire balance is fully paid.




9. Beneficiary Designation

If a Director dies before his/her fee account becomes payable, or before he has received the entire balance thereof, any remaining balance thereof shall become payable on the first day of January next following his/her death, and shall be paid to his/her designated beneficiary in one lump sum. A Director may designate a beneficiary, and change or revoke a designation of beneficiary, at any time and from time to time, by a writing filed with the Secretary of the Company prior to his/her death. If no designation of beneficiary is in effect at the time of the Director's death, or if the last designated beneficiary shall have predeceased the Director, the balance of his/her deferred fees shall be paid to the estate of the Director in one lump sum.

10. General Unsecured Obligation Only.

A Director's deferred fees and all earnings thereon shall be a general unsecured obligation of the Company and the Company shall not in any way fund its liability for such deferred Directors' fees or earnings thereon. Any Company memorandum or record of a Director's fee account shall be solely for the Company's internal bookkeeping purposes and the Director, his/her designated beneficiary or his/her estate shall not have any earnings whatsoever therein.

11. Compliance with Law.

This plan is intended to accomplish the authorized deferral of the incidence of federal income taxes on a Director's deferred fees and the earnings thereon until such time as the Director, his/her beneficiary or his/her estate received actual payment of the same, as authorized by the Internal Revenue Code and applicable law, and this plan shall be construed in accordance with such intended purpose.

12. Amendment.

This plan may be amended by the Company at any time and from time to time in the Company's sole discretion, or terminated in its sole discretion. No amendment or termination of the plan shall apply with respect to a Director's fees theretofore deferred except with the Director's consent, unless in the opinion of legal counsel to the Company, such amendment or termination is necessary or desirable to accomplish the purpose of this Plan or to comply with applicable law.

13. Effective Date.

This plan shall be effective with respect to Directors' fees earned for services performed on and after the first day of April following the date of the plan's adoption by the Company's Board of Directors.




14. Successor Company.

The Company shall not merge or consolidate with any other company or reorganize unless and until such succeeding and continuing company agrees to assume and discharge the obligations of the Company under this Plan for Deferral of Directors' Fees. Upon such assumption, the term "Company" as used in this Plan shall be deemed to refer to such successor company.

15. Other Agreements Superseded.

This Plan shall supersede any prior Plans as to compensation earned after the Effective Date of this Plan. Any compensation previously deferred at the request of a Director pursuant to any prior Plan may be designated by the Director to be included within the term of this Plan or, in the event no such designation is made, shall continue to be payable in accordance with the terms of such prior Plan. This Plan shall not be construed to prevent the Director or any of his/her designated beneficiaries from receiving, in addition to the deferred compensation provided for herein, any amounts which he may be entitled to under any pension plan, employees' retirement plan, or any other compensation to which he may be legally entitled as an officer or employee of the Company.